Exhibit 99.1

ThermoGenesis Holdings Announces First Quarter 2023 Financial Results and Provides Corporate Update

Conference Call to be Held Today at 1:30 p.m. PT/4:30 p.m. ET

RANCHO CORDOVA, Calif., May 15, 2023 -- ThermoGenesis Holdings, Inc. (Nasdaq: THMO), a market leader in automated cell processing tools and services in the cell and gene therapy field, today reported financial and operating results for the first quarter ended March 31, 2023 and provided a corporate strategic update.

“During the first quarter, we continued to make progress in building out our 35,500+ square foot state-of-the-art facility in Sacramento, which is a significant part of our transition into a high performance, integrated contract development and manufacturing organization (“CDMO”) in the cell and gene therapy field,” commented Chris Xu, Ph.D., Chief Executive Officer of ThermoGenesis. “The twelve (12) class-7 ReadyStart cGMP cleanrooms that we are building out are designed to meet the highest scientific, quality, and regulatory requirements and will be ideal for early-stage companies looking to jump-start their development efforts and/or scale up in the same facility. This turnkey solution, leveraging our proprietary cell processing technologies, such as the CAR-TXpress™ platform, and our existing in-house regulatory expertise is intended to eliminate a tremendous resource burden for early-stage resident companies and should greatly accelerate the development cycle for next-generation cell and gene therapies. Bolstered by our March 2023 $3.0 million private placement, we expect the ReadyStart cGMP Suites to be available in the second or third quarter of this year, and if fully leased out, are expected to generate $10 million to $16 million in annual revenue.”

Financial Results for the First Quarter Ended March 31, 2023

Net revenues. Net revenues for the three months ended March 31, 2023, were $2.6 million, compared to $2.7 million for the first quarter ended March 31, 2022, a decrease of $0.1 million.

Gross profit. Gross profit for the three months ended March 31, 2023, improved to $1.1 million, or 43% of net revenue, compared to $0.9 million, or 35% of net revenue for the three months ended March 31, 2022, an increase of $0.2 million.

Selling, general and administrative expenses. Selling, general and administrative expenses were $1.8 million for the three months ended March 31, 2023, as compared to $1.7 million for the three months ended March 31, 2022, an increase of $0.1 million.

Research and development expenses. Research and development expenses were $0.3 million for the three months ended March 31, 2023, as compared to $0.5 million for the three months ended March 31, 2022, a decrease of $0.2 million.

Interest expense. Interest expense for the three months ended March 31, 2023, was $3.9 million compared to $0.8 million for the three months ended March 31, 2022, an increase of $3.1 million. The increase was driven by non-cash debt amortization expense of approximately $3.5 million in the quarter ended March 31, 2023.

Net loss. For the three months ended March 31, 2023, the Company reported a comprehensive loss attributable to common stockholders of $5.1 million, or $(4.07) per share, based on 1,249,576 weighted average basic and diluted common shares outstanding. This compares to a comprehensive net loss of $1.9 million, or $(6.63) per share, based on 288,003 weighted average basic and diluted common shares outstanding for the three months ended March 31, 2022.

Liquidity and capital resources. At March 31, 2023, the Company had cash and cash equivalents totaling $5.9 million, compared with cash and cash equivalents of $4.2 million at December 31, 2022.

Conference Call and Webcast Information

ThermoGenesis will host a conference call today at 1:30 p.m. PT/4:30 p.m. ET. To participate in the conference call, please dial 1-844-889-4331 (domestic), 1-412-380-7406 (international) or 1-866-605-3852 (Canada). To access a live webcast of the call, please visit: https://thermogenesis.com/investors/news-and-events/events-webcasts.

A webcast replay will also be available on ThermoGenesis’ website for three months. To access the replay, please visit: https://thermogenesis.com/investors/news-and-events/events-webcasts.

About ThermoGenesis Holdings, Inc.

ThermoGenesis Holdings, Inc. develops, commercializes, and markets a range of automated technologies for CAR-T and other cell-based therapies. The Company currently markets a full suite of solutions for automated clinical biobanking, point-of-care applications, and automation for immuno-oncology, including its semi-automated, functionally closed CAR-TXpress™ platform, which streamlines the manufacturing process for the emerging CAR-T immunotherapy market. For more information about ThermoGenesis, please visit: www.thermogenesis.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. When used in this press release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. Actual results, performance or achievements could differ materially from the results expressed in or implied by these forward-looking statements. Readers should be aware of important factors that, in some cases, have affected, and in the future could affect, actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. These factors include without limitation, the ability to obtain capital and other financing in the amounts and at the times needed to launch new products and grow our CDMO business, market acceptance of new products, the nature and timing of regulatory approvals for both new products and existing products for which the Company proposes new claims, realization of forecasted revenues, expenses and income, initiatives by competitors, price pressures, failure to meet FDA regulated requirements governing the Company’s products and operations (including the potential for product recalls associated with such regulations), risks associated with initiating manufacturing for new products, failure to meet Foreign Corrupt Practice Act regulations, legal proceedings, risks associated with expanding into the Company’s planned CDMO business, uncertainty associated with the COVID-19 pandemic, and other risk factors listed from time to time in our reports with the Securities and Exchange Commission (“SEC”), including, in particular, those set forth in ThermoGenesis Holdings’ Form 10-K for the year ended December 31, 2022.

Company Contact:
Wendy Samford
916-858-5191
ir@thermogenesis.com

Investor Contact:
Paula Schwartz, Rx Communications
917-322-2216
pschwartz@rxir.com

Financials

ThermoGenesis Holdings, Inc.

Condensed Consolidated Balance Sheets

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,854,000	$4,177,000
Accounts receivable, net	955,000	1,865,000
Inventories	3,426,000	3,334,000
Prepaid expenses and other current assets	734,000	1,508,000

Total current assets	10,969,000	10,884,000

Inventories, non-current	778,000	1,003,000
Equipment and leasehold improvements, net	1,931,000	1,254,000
Right-of-use operating lease assets, net	315,000	372,000
Right-of-use operating lease assets – related party, net	3,443,000	3,550,000
Goodwill	781,000	781,000
Intangible assets, net	1,278,000	1,286,000
Other assets	256,000	256,000

Total assets	$19,751,000	$19,386,000

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$934,000	$820,000
Other current liabilities	9,537,000	10,689,000

Total current liabilities	10,471,000	11,509,000

Long-term liabilities	4,268,000	4,554,000

ThermoGenesis Holdings, Inc. stockholders' equity	6,081,000	4,296,000

Noncontrolling interests	(1,069,000)	(973,000)

Total liabilities and equity	$19,751,000	$19,386,000

ThermoGenesis Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net revenues	$2,572,000	$2,663,000

Cost of revenues	1,467,000	1,723,000

Gross profit	1,105,000	940,000

Expenses:
Selling, general and administrative	1,844,000	1,693,000

Research and development	306,000	456,000

Total operating expenses	2,150,000	2,149,000

Loss from operations	(1,045,000)	(1,209,000)

Interest expense	(3,903,000)	(823,000)
Loss on retirement of debt	(239,000)	--
Other income / (expense)	5,000	(4,000)

Net loss	(5,182,000)	(2,036,000)

Loss attributable to noncontrolling interests	(96,000)	(126,000)

Net loss attributable to common stockholders	$(5,086,000)	$(1,910,000)

ThermoGenesis Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net cash used in operating activities	$(615,000)	$(4,159,000)

Cash flows from investing activities:
Net cash used in investing activities:	(771,000)	(65,000)

Cash flows from financing activities:
Net cash provided by financing activities:	3,061,000	594,000

Effects of foreign currency rate changes on cash and cash equivalents	--	2,000
Net increase (decrease) in cash, cash equivalents and restricted cash	1,675,000	(3,628,000)

Cash and cash equivalents at beginning of period	4,177,000	7,280,000
Cash and cash equivalents at end of period	$5,852,000	$3,652,000